UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2006 (May 9, 2006)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          Effective May 24, 2006, Chemtura Corporation entered into an amendment No. 4 dated as of May 9, 2006 to the Credit Agreement dated as of July 1, 2005 ("Credit Agreement") with its lenders, that, among other things, (i) amended the definition of "EBITDA" in Section 1.01 (Certain Defined Terms) by increasing the basket of expenses in connection with the merger with Great Lakes Chemical Corporation from $50 million to $75 million and by increasing the basket of antitrust related legal expenses from $20 million to $40 million; and (ii) amended Section 5.03(b) (Interest Coverage Ratio) by changing the required ratio of Consolidated EBITDA of the Company and its subsidiaries to Interest Expense of the Company and its subsidiaries on June 30, 2006 from 4.25:1.00 to 4.00:1.00; on September 30, 2006 from 4.25:1.00 to 4.00:1.00; and on December 31, 2006 from 4.50:1.00 to 4.25:1.00.

          A copy of Amendment No. 4 to the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

                *                 *                *

(d)     Exhibits.

Exhibit Number 10.1	Exhibit Description Form of Amendment No. 4 to the Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of May 9, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:     May 26, 2006

Exhibit Index
Exhibit Number 10.1	Exhibit Description Form of Amendment No. 4 to the Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of May 9, 2006